UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2014

Greenwood Hall, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-184796	99-0376273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1936 East Deere Avenue, Suite 120, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(949) 655-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 23, 2014, the Chief Executive Officer of Greenwood Hall, Inc. (the “Company”) appointed Tina Gentile Milstead, doing business as Insieme Consulting, to the position of interim Chief Financial Officer. Ms. Milstead, age 44, has served in various strategic and finance positions since 1996. Since 2012, she has served as a strategy and business consultant to various clients. From 2007 to 2012, she served as Vice President of Business Development, Program Services to State National Insurance Companies.

Ms. Milstead received a Bachelor of Arts degree in Government from Claremont McKenna College and a Master of Business Administration degree from University of California, Los Angeles.

Ms. Milstead will fulfill her duties as interim Chief Financial Officer as a consultant to the Company. Pursuant to a written agreement, the Company is to pay Ms. Milstead a fee of $13,500 per month for her services as interim Chief Financial Officer. The agreement commenced on October 23, 2014 and will continue on a monthly basis, for a minimum of four months, or until either the Company or Ms. Milstead gives 30 days’ notice of cancellation.

On October 23, 2014, the Board of Directors of the Company appointed Matt Toledo to serve as a Director of the Company. As compensation for his service as a Director, the Company will issue Mr. Toledo the option to purchase 150,000 shares of the Company’s common stock in connection with his initial election to the Board of Directors. Mr. Toledo will also automatically receive options to purchase 150,000 shares of the Company’s common stock on the date of each annual stockholder meeting at which he is re-elected.

Mr. Toledo’s options will vest in full on the first anniversary of the date of grant. Mr. Toledo’s options will be issued subject to the Company’s 2014 Stock Plan (the “Plan”) and any subsequent plan adopted by the Company. The exercise price of the options shall be the fair market value of a share of the Company’s common stock, as defined in the Plan, on the effective date of each grant of options.

As additional compensation for his service as a Director, the Company will pay Mr. Toledo $1,000 per meeting for up to four meetings per year.

A copy of the press release announcing Mr. Toledo’s appointment is attached as an Exhibit to this report and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release announcing appointment of Matt Toledo.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWOOD HALL, INC.
Date: October 29, 2014
	By:	/s/ John Hall
Name: John Hall
Title: Chief Executive Officer